EXHIBIT 5.2

Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017

June 12, 2023

Bukit Jalil Global Acquisition 1 Ltd.

31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras

Kuala Lumpur, Malaysia 55200

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company (the “Company”), to issue the below opinion in connection with the Registration Statement on Form S-1 (including all amendments, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering an underwritten public offering of (i) 5,000,000 units (the “Units”), with each Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one-half of one redeemable warrant (collectively, the “Warrants”), each whole Warrant entitling its holder to purchase one Ordinary Share, and one right to receive one-tenth of one Ordinary Share (collectively, the “Rights”); (ii) up to 750,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option; (iii) all Ordinary Shares, Warrants, and Rights issued as part of the Units and Over-Allotment Units; (iv) all Ordinary Shares issuable upon the conversion of the Rights included in the Units and Over-Allotment Units; and (v) 150,000Ordinary Shares (the “Representative Shares”) to be issued to A.G.P. / Alliance Global Partners (the “Representative”) and/or its designees as underwriter’s compensation at the closing of the Company’s initial public offering.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Because the agreements governing the Warrants, Rights, the Units and the Over-Allotment Units contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Cayman Islands.

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Based upon the foregoing, we are of the opinion that:

When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, such Units, the Over-allotment Units, Warrants and the Rights (including the Warrants and Rights issuable in connection with the Over-Allotment Units), when duly executed and authenticated in accordance with the terms of the underwriting agreement between the Company and the Representative (the “Underwriting Agreement”), and when issued, delivered and paid for, as contemplated by the Registration Statement and the final prospectus, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants Agreement and Rights Agreement, respectively; and (e) we express no opinion to the extent that, notwithstanding the current reservation of Ordinary Shares, future issuances of securities of the Company, including the Ordinary Shares, and/or adjustments to outstanding securities of the Company, including the Warrants and the Rights underlying the Units, may cause the number of Ordinary Shares underlying the Units, including the Ordinary Shares issuable upon exercise of the Warrants and conversion of the Rights underlying the Units, to exceed the number that remain authorized but unissued.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. securities counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ROBINSON & COLE LLP

ROBINSON & COLE LLP

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